UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 8, 2006

                        STATSURE DIAGNOSTIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                     000-21284                  91-1549305
----------------------------- --------------------------- ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


                     1 Clarks Hill Rd., Framingham MA 01702
          (Address of principal executive offices, including Zip Code)

                                 (508) 872-2625
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS


         On October 5, 2006, StatSure Diagnostic Systems, Inc. (the "Company") announced that on September 29, 2006, the Company entered into a three-party HIV Barrel Licensing, Marketing and Distribution Agreement with Chembio Diagnostics, Inc. (OTC Bulletin Board: CEMI) and Inverness Medical Innovations (AMEX: IMA) ("Inverness"), appointing Inverness exclusive worldwide distributor of Chembio's FDA-cleared, point-of-care, rapid test for the detection of antibodies to HIV (the "HIV Barrel Product"). Additionally, on October 5, 2006, the Company announced that on September 29, 2006, the Company entered into a two-party Joint HIV Barrel Commercialization Agreement with Chembio pursuant to which the Company and Chembio agreed to jointly commercialize the HIV Barrel Product technology, sharing profits equally. By a separate Settlement Agreement, dated September 29, 2006, the Company and Chembio settled all matters in their litigation between them regarding the HIV Barrel Product technology.

The HIV Barrel Product utilizes Inverness' proprietary lateral flow technology and the Company's patented "barrel" technology designed to maximize ease of use and minimize exposure to infectious agents. This "barrel" technology also enables direct collection of a whole blood sample from the finger tip without need for a separate sample transfer device and results in a closed system designed to reduce exposure to potentially infectious material.


Three-Party:       HIV Barrel License, Marketing and Distribution Agreement
---------------------------------------------------------------------------

This agreement is a three way agreement among the Company, Chembio, and Inverness. This agreement covers Chembio's FDA-approved HIV Barrel Product, a lateral flow rapid HIV test employing a proprietary barrel system that is a convenient, safe, accurate and integrated single-use rapid HIV antibody detection screening test. Some terms of the agreement are:

      o Inverness will market the HIV Barrel Product under Inverness brands globally (subject only to certain existing international agreements the Company and Chembio may keep in place for up to one year).

      o Inverness will exclusively market the HIV Barrel Product under the agreement as well as any new HIV products in the "barrel field" that are developed, and may not compete with any products in this field worldwide as defined.

      o The Company and Chembio have granted Inverness exclusive rights to their intellectual property in the HIV barrel field

The agreement contains margin sharing formulae that are designed to provide the Company, Chembio and Inverness with profit margins after deduction for certain unit costs of the products. Based on their Joint HIV Barrel Product Commercialization Agreement, outlined below, the Company and Chembio will share 50-50 in the net sales to Inverness of the HIV Barrel Product after these deductions.


Two-Party: Settlement Agreement, and Joint HIV Barrel Product Commercialization
--------------------------------------------------------------------------------
Agreement with Chembio
----------------------

The Company and Chembio have entered into a Settlement Agreement pursuant to which all matters in their litigation regarding the Company's barrel patent and other matters have been settled. As stated above, the Joint JIV Barrel Product Commercialization Agreement provides that the parties will equally share in the profits relating to the HIV Barrel Product after reimbursement to Chembio of its manufacturing and related costs, as defined, and that they will act jointly in the HIV barrel field. The settlement combines each company's HIV barrel intellectual property, including an exclusive manufacturing license from the Company to Chembio of its barrel patent for all HIV applications.

ITEM  9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

EXHIBIT
NUMBER      DESCRIPTION
------      -----------

 10.20 HIV Barrel License, Marketing and Distribution Agreement, dated as of September 29, 2006, by and among the Company, Inverness and Chembio.

 10.21 Joint HIV Barrel Product Commercialization Agreement, dated as of September 29, 2006, between the Company and Chembio.

 10.22 Settlement Agreement, dated September 29, 2006, between the Company and Chembio. 99.1 Press Release titled "Inverness Medical Innovations, Chembio Diagnostics, Inc. and StatSure Diagnostic Systems, Inc. Announce Agreements to Market Rapid HIV and Other Tests" issued October 5, 2006

 99.1 Press Release titled "Inverness Medical Innovations, Chembio Diagnostics, Inc. and StatSure Diagnostic Systems, Inc. Announce Agreements to Market Rapid HIV and Other Tests" issued
            October 5, 2006

 99.2 Press Release titled "StatSure and Chembio Agree to End Litigation and Enter Agreement to Commercialize HIV Barrel Technology" issued October 5, 2006

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: October 5, 2006
                                        /s/ Steve Peltzman
                                        -----------------
                                        Steve Peltzman
                                        Chief Executive Officer